Exhibit 10.11

October 18, 2011

Asbury Automotive Group, Inc.
2905 Premiere Parkway N.E., Suite 300
Duluth, GA 30097
Attn: Janet Clarke, Compensation & Human Resources Committee Chair

Re:     Severance Benefits for Joe Parham from Asbury Automotive Group, Inc.     (the “Company”)

Dear Ms. Clarke:

This letter is being written to confirm my understanding of the severance benefits granted to me by the Company, as approved by the Company's Compensation and Human Resources Committee. It is my understanding that should I be terminated by the Company without cause or if I terminate my employment with the Company for good reason within two years after a change of control of the Company, I will receive one year of my then-current base salary, benefits continuation and a pro-rated bonus in the amount that I would have received had I not been terminated that year.

Sincerely,

Joe Parham

ACKNOWLEDGED AND AGREED:

ASBURY AUTOMOTIVE GROUP, INC.

By:____________________________________________
Janet Clarke
Compensation & Human Resources Committee Chair

cc:    Craig T. Monaghan, President & Chief Executive Officer of Asbury Automotive     Group, Inc.